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                                                                   EXHIBIT 10.11

                                    SUBLEASE


         THIS SUBLEASE is made and entered into as of January 1, 1997 at Atlanta, Georgia, by and between PROFESSIONAL SALES GROUP, LTD., a Georgia corporation (hereinafter "Sublessor"), and PROFESSIONAL TRANSPORTATION GROUP, LTD., a Georgia corporation (hereinafter "Sublessee").

                       DEMISE AND DESCRIPTION OF PROPERTY

         1. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, for the term, and subject to the conditions and covenants hereinafter set forth, the property, hereinafter referred to as the "subleased premises," located in College Park, Clayton County, Georgia described as follows: Approximately Seventeen Thousand (17,000) square feet of office/warehouse space at Southridge Parkway, College Park, Building O, and designated on the floor plan attached hereto as Exhibit "1," and incorporated herein by reference. Sublessor, however, shall have the right to make limited use of the subleased premises for the performance of certain management and administrative functions, consistent with its existing operation and practice at the subleased premises.

                                      TERM

         2. The term of this Sublease shall commence on January 1, 1997 and end on April 30, 2005, provided, however, that this Sublease shall sooner terminate on sooner termination for any cause whatsoever of that certain lease, and any amendments thereto, hereinafter collectively referred to as the Main Lease, dated August 8, 1995, between Weeks Realty, L.P., as Landlord, and Professional Sales Group, Ltd., as Tenant, leasing the above-described property. The foregoing notwithstanding, Sublessee may terminate this Sublease at any time upon sixty (60) days written notice to Sublessor.

                                     RENTAL

         3. For and during the term of this Sublease, Sublessee shall pay to Sublessor as rent for the subleased premises a total base rental amount of One Million Dollars ($1,000,000.00), payable in one hundred (100) equal monthly installments commencing on January 1, 1997, and due on or before the first day of each calendar month, together with any additional rental as set forth hereinafter. In addition, Sublessee shall pay to Sublessor Sublessee's pro rata share of any increases in base rental under the Main Lease and attributable to the subleased premises.

                 In addition to the base rental set forth above, Sublessee agrees to pay Sublessor additional rental equal to the pro rata share of common area maintenance charges under the Main Lease and attributable to the subleased premises.

                 Sublessee will provide janitorial services, main services, pest control, toiletries and other goods and services necessary for the maintenance of the subleased premises.






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                              CONSENT OF LANDLORD

         This Sublease is conditioned upon obtaining Landlord's written consent hereto to the extent required by the Main Lease.

                              TAXES AND INSURANCE

         4. Sublessee shall pay upon demand, as additional rental during the term of this Sublease and any extension or renewal thereof, the amount by which all taxes (including, but not limited to, ad valorem taxes, special assessments and governmental charges) payable by the Sublessor on the subleased premises. The tax for the subleased premises shall be determined by proration on the basis that the rentable floor area of the subleased premises bears to the rentable floor area of entire property assessed.

                 Sublessee agrees to pay the amount for all taxes levied upon or measured by the rent payable hereunder, whether as a so-called sales tax, transaction privilege tax, excise tax, or otherwise (but no income taxes of Landlord shall be payable by Tenant). Such taxes shall be due and payable at the same time as and in addition to each payment of rent.

                 Sublessee agrees to pay Landlord as additional rental, Sublessee's pro rata share of the insurance premiums payable by Sublessor for fire and extended coverage. Sublessor's pro rata share shall be based on the square footage of the subleased premises leased to Sublessor (as specified above) compared to the total square footage of leasable space in the entire building. Sublessee agrees to pay Sublessor said increased amount within thirty (30) days after receipt of a notice in writing from Sublessor, of the increase in said insurance premiums. If during the final year of the Sublease, or any extension or renewal thereof, the term does not coincide with the year upon which the insurance rate is determined, the increase in premiums for the portion of that year shall be prorated according to the number of months during which tenant is in possession of the subleased premises.

                 Sublessee, at his expense, shall maintain at all times during the term of this Sublease agreement, auto and public liability insurance with a minimum combined single limit of $1,000,000.00 per occurrence and worker's compensation insurance with mandatory statutory limits. All such policies shall name Sublessor and Landlord as additional named insureds, and provide for 20 days written notice prior to cancellation for any reason. Appropriate certificates of insurance will be delivered to Sublessor prior to occupancy of the facilities an at any applicable renewal date.

                                   UTILITIES

         5. Sublessee shall be responsible for all electrical, water, and sewer charges for the demised premises. Sublessor shall not be liable in the event of any interruption in the supply of any utilities unless caused by Sublessor's gross negligence or willful misconduct. Sublessee agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Sublessee shall require additional utility





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facilities, the same shall be installed by Sublessee at Sublessee's expense in accordance with plans and specifications approved in writing by Sublessor.

                       ASSUMPTION AGREEMENT AND COVENANTS

         6.      (a)      The Sublessee shall comply with all of the provisions
of the Main Lease which are to be observed or performed during the term hereof by the Sublessor as Tenant thereunder, except that the payment of rent shall be governed by the provisions of Paragraph 3, above, and Paragraphs 3.01, 3.02,
3.03 and 3.04 of the Main Lease shall be inapplicable to Sublessee. Sublessee is responsible for all repair and maintenance of the demised premises, except those items specifically the responsibility of the Landlord under the Main Lease and any amendments thereto.

                 (b) In the event of cancellation or termination of the Main Lease prior to the expiration date thereof and prior to the expiration date of this Sublease or any extensions or renewals thereof, or in the event of the surrender thereof, whether voluntary, involuntary, or by operation of law, at Landlord's option, the Sublessee shall make full and complete attornment to the Landlord for the balance of the term of this Sublease, including any extensions and renewals thereof, on the same covenants and conditions as are contained herein, so as to establish direct privity of estate and contract between the Landlord and the Sublessee and with the same force and effect as though this Sublease was originally made directly from the Landlord to the Sublessee. The Sublessee shall make all rent payments thereunder directly to the Landlord. The Sublessor represents that the Landlord has covenanted that, in the event of the cancellation, termination, expiration, or surrender of the Main Lease, the Landlord will accept the Sublessee, its successors and assigns, as its Lessee for a period equal to the full unelapsed portion of the term of this Sublease, including any extensions and renewals thereof, and on the same covenants and conditions as are contained herein, and the Landlord will thereafter become the Lessor under this lease.

                 (c) Insofar as the provisions of the Main Lease do not conflict with specific provisions herein contained, they and each of them are incorporated into this Sublease as full as if completely rewritten herein, and the Sublessee agrees to be bound to the Sublessor by all of the terms of the Main Lease and to assume toward Sublessor and perform all of the obligations and responsibilities that Sublessor by the Main Lease assumes toward the Landlord, and to indemnify and hold harmless Sublessor to the Landlord as provided in the Main Lease. The relationship between the Sublessee and Sublessor hereunder shall be the same as that between the Sublessor and the Landlords under the Main Lease.

         7. Notwithstanding any provision of the Main Lease to the contrary, neither the Landlord nor the Sublessor shall be liable to Sublessee, or any of its agents, employees, servants, or invitees, for any damage to persons or property due to the condition or design or any defect in the building or its mechanical systems which may exist or subsequently occur, and Sublessee, with respect to itself and its agents, employees, servants, and invitees, hereby expressly assumes all risks and damage to persons and property, either proximate or remote by reason of the present or future condition of the leased premises of the building. Sublessee agrees that it will indemnify and hold harmless Sublessor and Landlord of, from, and against all suits,





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claims, and actions of every kind by reasons of any breach, violation, or nonperformance of any term or conditions on the part of the Sublessee hereunder. Additionally, Sublessee agrees to indemnify and hold Sublessor and Landlord harmless of, from, and against all claims, actions, damages, liabilities, and expenses asserted against the Sublessor and/or Landlord on account of injuries to person or damage to property when and to the extent that any such danger or injury may be caused, either proximately or remotely, wholly or in part by any act or omission, whether negligent or not, of Sublessee or any of its agents, servants, employees, contractors, patrons, or invitees (while such invitees are on the leased premises) or of any other person entering on the leased premises under or with the expressed or implied invitation of Sublessee, or if any such injury or damage may in any other way arise from or out of the occupancy or use by Sublessee, its agents, employees, and invitees, of the leased premises. This paragraph is for the benefit of the Sublessor and Landlord of the leased premises only, and no right of action shall accrue hereunder to any third party by way of subrogation or otherwise.

                           ASSIGNMENT AND SUBLETTING

         8.      (a)      No assignment or subletting of the leased premises or
any part thereof shall be made by Sublessee without Sublessor's prior written consent.

                 (b) In the event of an assignment, the assignee shall agree in writing to assume all of the terms, covenants, and conditions of this Sublease on Sublessee's part to be performed, and a duplicate original of such agreement shall be delivered to Sublessor within ten (10) days following the date of its execution or its effective date, whichever is sooner. The liability of Sublessee hereunder and the liability of any assignee of this lease shall survive any assignment or subletting, and such liability shall be unaffected by any extension of time which Sublessor may grant to any assignee or sublessee for the payment of any rent or other charges due hereunder, or for the performance of any other term, covenant, or condition of this lease.

                 (c) The foregoing notwithstanding, subject to obtaining any necessary approval by the Landlord, Sublessee may sublease or assign any portion of the subleased premises to any of its wholly owned subsidiaries.

                               LEASE TERMINATION

         9. Sublessee agrees that at the termination of this Sublease or any extension thereof, an inspection of the demised premises will be made by Sublessor and Sublessee, to determine what, if any, repairs are necessitated to the demised premises, caused by Sublessee's occupancy thereof, normal wear and tear excepted, and such repairs will be completed by the Sublessee within thirty (30) days of the termination of this lease. If any such repairs are not completed within the thirty (30) day period, Sublessor reserves the right to complete such repairs, with contractors of Sublessor's choice, and to bill Sublessee for such repairs plus an administrative fee of 15% of the charges incurred. Sublessee agrees to pay any such charges within ten (10) days of receipt of such invoice.





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                                 EMINENT DOMAIN

         10. If the whole or any part of the leased premises shall be taken by any public authority under the power of eminent domain, then the term of this Sublease shall cease on the part so taken from the date the possession of that part shall be required for any public purpose, and the rent shall be payable up to that day.

                                    GENERAL

         11.     (a)      This lease embodies the entire agreement between the
parties hereto relative to the subject matter hereof and shall not be modified, changed, or altered in any respect except in writing.

                 (b) The covenants, agreements, and obligations herein contained shall extend to, bind, and inure to the benefit not only of the parties hereto but their successors and assigns; and where more than one party shall be Sublessor under this lease, the word "Sublessor" whenever used in this lease shall be deemed to include all such parties jointly and severally.

                 (c) Whenever under this Sublease, a provision is made for notice of any kind, such notice shall be in writing and signed by or on behalf of the party giving or making the same, and it shall be deemed insufficient notice and service thereof if such notice is sent by registered or certified mail, postage prepaid, to the address furnished for such purpose. All notices to be given to the Sublessor hereunder shall be given to it at the address written below, unless and until some other place is designated in writing by Sublessor.

         12. This Sublease will be governed by the laws of the State of Georgia.

                                        SUBLESSOR

                                        PROFESSIONAL SALES GROUP, LTD.
                                        a Georgia corporation


Date:                                   By: /s/  Dennis A. Bakal
     ------------------------------         ------------------------------------
                                            Dennis A. Bakal
                                            ------------------------------------
                                            [Printed Name]
Signed, sealed and delivered                Title:  President
in the presence of:                               ------------------------------
                                            5025 Derrick Jones Road
                                            Suite 120
-----------------------------------         Atlanta, Georgia 30349
Notary Public
My Commission Expires:
                      -------------






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                                        SUBLESSOR

                                        PROFESSIONAL TRANSPORTATION
                                        GROUP, LTD.
                                        a Georgia corporation


Date:                                   By: /s/  Dennis A. Bakal
     ------------------------------         ------------------------------------
                                            Dennis A. Bakal
                                            ------------------------------------
                                            [Printed Name]
Signed, sealed and delivered                Title:  President
in the presence of:                               ------------------------------
                                            5025 Derrick Jones Road
                                            Suite 120
-----------------------------------         Atlanta, Georgia 30349
Notary Public
My Commission Expires:
                      -------------












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